UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2020

Brownie’s Marine Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-99393	90-0226181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 NW 25 Avenue, Suite 1, Pompano Beach, FL 33069

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (954) 462-5570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

Brownie’s Marine Group, Inc. (the “Company”) will be relying on the Securities and Exchange Commission’s (the “SEC”) Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay the filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2020 (the “First Quarter 2020 10-Q”) due to the continuing impact of the COVID-19 pandemic on its business and operations. In particular, COVID-19 pandemic has caused continuing disruptions in the ability of the Company’s limited staff to complete the work required to prepare the financial statements and other disclosure required to be included in its periodic reports to be filed with the SEC. The Company has yet to file its Annual Report on Form 10-K for the year ended December 31, 2019, which such report will need to be completed before the financial statements and other disclosure to be contained in the First Quarter 2020 10-Q can be completed by the Company. Notwithstanding the foregoing, the Company expects to file the First Quarter 2020 10-Q no later than June 29, 2020 (which is 45 days from the First Quarter 2020 10-Q original filing deadline of May 15, 2020).

In light of the continuing impact of the COVID-19 pandemic on the Company’s business and operations, the Company will be including the following Risk Factor in its First Quarter 2020 10-Q which updates the Risk Factor included in its Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 24, 2020, as may be updated to reflect subsequent events impacting the Company:

We are unable to predict the impact of COVID-19 on our company. We manufacture and distribute recreational hookah diving, yacht-based scuba air compressor and nitrox generation systems, scuba, and water safety products together with high pressure air and industrial gas compressor packages. The decline in discretionary spending and travel restrictions or travel bans as a result of the COVID-19 pandemic has, and is expected to continue to, materially adversely impact our operations beginning with the first quarter of 2020. During the first and second quarters of 2020 we have already experienced order cancellations, and we expect that trend to continue until such time as the full impact of the virus is known, travel restrictions are lifted, beaches are reopened, and Americans begin resuming normal activities, including historic levels of discretionary spending in our market segment. Our ability to manufacture products without interruption is also unknown, even assuming a demand for our products resumes in the future of which there are no assurances. While our senior management is able to work remotely, as a manufacturing company with a limited employee base our ability to assemble our products is adversely impacted by the reduced work hours we have implemented and possible loss of employees. We also expect delays in our supply chain, including component products which are manufactured in China. We also depend on trade shows and boat shows to market our products, all of which have been cancelled or postponed. In an effort to address the adverse impact the COVID-19 pandemic is having on company, we have reduced work hours between 20% and 40% per week, and business travel has been curtailed. As a result of these uncertainties, we are unable to predict the overall impact on our company at this time. Our loss of revenues will materially impact our liquidity, and we do not expect to be able to access the capital markets for additional working capital. Our senior management will continue to monitor our situation on a daily basis; however, we expect that these factors and others we have yet to experience will materially and adversely impact our company, its business and operations for the foreseeable future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brownie’s Marine Group, Inc.

Date: May 13, 2020	By:	/s/ Robert M. Carmichael
Robert M. Carmichael, Chief Executive Officer

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